EXHIBIT 99.1

         The following Directors and Executive Officers of M.D.C. Holdings, Inc. have exercised stock options during 1998 and 1999 through September 30, 1999:

          Name                           Date               Shares

          Herbert T. Buchwald            1/23/98            25,000
          Gilbert Goldstein              1/23/98            75,000
          William B. Kemper              1/28/98            25,000
          Steven J. Borick               2/12/98            50,000
          David D. Mandarich             6/1/98             75,000
          Herbert T. Buchwald            7/23/98            25,000
          Steven J. Borick               7/23/98            75,000
          William B. Kemper              7/23/98            25,000
          Herbert T. Buchwald            7/28/98            25,000
          David D. Mandarich             10/22/98          100,000
          Gilbert Goldstein              11/16/98           10,000
          Gilbert Goldstein              11/16/98            5,000
          Gilbert Goldstein              11/16/98           10,000
          Paris G. Reece III             3/24/99            50,000
          David D. Mandarich             3/24/99            50,000
          Michael Touff                  3/24/99            30,000
          Michael Touff                  9/23/99            20,000
                                                          --------

          Total                                           $675,000
                                                          ========